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Exhibit No.       Description
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
         99.1         Press Release, dated July 31, 2001, announcing additional
                      issue to be determined at the Nasdaq hearing scheduled for August 9, 2001.
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[R STAR NETWORKS(TM) LOGO]





                  R STAR CORPORATION CITES MAY 2001 $45 MILLION
                                 BOOST TO EQUITY

            Additional Items to be Reviewed at Pending Nasdaq Hearing


SAN RAMON, CALIF. -JULY 31, 2001 -rStar Corporation (Nasdaq:RSTR) announced today that, as previously described by the company in its May 23, 2001 Form 8-K filed with the Securities and Exchange Commission, on May 21, 2001 the company issued 19,396,552 shares of rStar common stock, at a fair price valuation of $2.32 per share, in exchange for full satisfaction of the company's $45 million in capital lease obligations and other accrued liabilities to Spacenet, Inc., a subsidiary of Gilat Satellite Networks Ltd. The effect of that transaction was an increase in rStar's net tangible assets of $45 million. This increase in net tangible assets will be reflected in rStar's Quarterly Report on Form 10-Q for the period ended June 30, 2001, which is expected to be filed with the SEC on or about August 15, 2001.

rStar additionally announced that it has been advised by the Nasdaq National Market ( NNM) that the company's compliance with the NNM's $4 million minimum net tangible assets requirement in accordance with Nasdaq Marketplace Rule 4450(a)(03) will be reviewed by the NASDAQ Listing Qualification Panel at a hearing previously scheduled to review the company's non-compliance with Nasdaq's minimum bid price requirement of at least $1.00.



                                     - 4 -
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Although the company is required by NNM rules to issue this press release, rStar believes that it is currently in compliance with the minimum net tangible assets requirement by virtue of the debt for equity exchange transaction described above. With respect to the minimum bid price requirement, the company believes that it has taken and can take further steps that may bring it in compliance with NNM's requirements for continued listing on the NNM, although there can be no assurance that this will be the case.

Furthermore, there can be no assurance as to when the Nasdaq Listing Qualification Panel will reach its decision, or that such a decision will be favorable to the company.

ABOUT RSTAR CORPORATION

rStar (Nasdaq: RSTR) develops, provides and manages satellite-based networks for large-scale deployment across corporate enterprises, educational systems, and user communities of interest. rStar's core products include remote high-speed Internet access, data delivery, high-quality video and networking services distributed though its satellite broadband Internet gateway and bi-directional solutions. rStar's technology assures instantaneous, consistent, secure and reliable delivery of content within the rStar network. rStar is located in San Ramon, California, and can be reached at 925-543-0300 or at www.rstar.com on the Web.

IMPORTANT LEGAL INFORMATION

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "expect", "believe" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of rStar to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, the factors described in rStar's filings with the Securities and Exchange Commission, including the Risk Factors and other disclosure contained in its Annual Report on Form 10-K for the year ended December 31, 2000. The Company undertakes no obligation to update publicly any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:



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rSTAR CORPORATION CONTACT:
Juleen Murray
925-543-9239

rSTAR INVESTOR RELATIONS CONTACT:
Julie MacMedan/E.E. Wang
PondelWilkinson MS&L
310-207-9300
investor@pondel.com